Exhibit 99.1

Press Release

Clean Harbors Announces First-Quarter 2005 Financial Results

Company Exceeds Financial Guidance; Delivers 16 Percent Revenue Growth
and 149 Percent Growth in Income from Operations

Braintree, MA – April 28, 2005 – Clean Harbors, Inc. (“Clean Harbors”) (NASDAQ: CLHB), the leading provider of environmental and hazardous waste management services throughout North America, today announced financial results for the first quarter ended March 31, 2005.

Clean Harbors increased first-quarter 2005 revenues to $165.0 million from $142.8 million in the first quarter of 2004.  Income from operations for the first quarter of 2005 totaled $10.2 million, a 149 percent increase from $4.1 million for the first quarter of 2004.  The Company generated net income of $4.8 million, or $0.27 per diluted share, for the first quarter of 2005.  In the first quarter of 2004, the Company generated net income of $2.8 million, or $0.14 per basic share, which included a non-cash gain of $5.3 million associated with the embedded derivative on the Company’s preferred stock.  Diluted loss for the first quarter of 2004 was $(0.08) per share after adjusting for the non-cash gain.  Clean Harbors’ Series C Preferred Stock was redeemed in June 2004, eliminating its bottom-line effect for future quarters.

EBITDA (see description below) increased by 69 percent to $20.1 million in the first quarter of 2005 from $11.9 million (as restated) in the same period a year earlier.  EBITDA for the first quarter of 2005 benefited from the elimination of $1.9 million in legal reserves associated with an environmental matter that the Company determined is no longer probable.

Comments on the First Quarter

“The demand environment remained strong and Clean Harbors executed on plan once again as we exceeded our financial guidance for the first quarter of 2005,” stated Alan S. McKim, Chairman and Chief Executive Officer.  “While inclement weather conditions affected our utilization rates, Clean Harbors still generated 16 percent revenue growth year-over-year.  Our Site Services business was particularly robust due to emergency response projects that we undertook in the first quarter and base business wins.  Our Transportation & Disposal business also showed continued improvement in the quarter.  In addition, our vertical market approach drove steady volumes to our landfills and incinerators throughout the quarter, which more than offset our limited number of large facilities projects.”

“We also continued to make significant headway with our expense management initiatives, which contributed to our achievement of improved operating income and a substantial increase in EDITDA for the quarter,” McKim said. “In particular, we are beginning to benefit from the investments we have been making in internalizing transportation.  Our spending on outsourced transportation costs declined by more than $2 million in the quarter, despite higher business volumes, as we continue to hire additional drivers, purchase more tractors and better utilize our rail assets.”

1501 Washington Street • PO Box 859048• Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Non-GAAP First-Quarter Results

Clean Harbors reports EBITDA results, which are non-GAAP, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides an additional measurement of the Company’s performance.  The Company defines EBITDA in accordance with its outstanding credit agreement, as described in the following reconciliation showing the differences between reported income and EBITDA for 2005 and 2004 (in thousands):

	For the three months ended:
	March 31, 2005	March 31, 2004
		(Restated)
Net income	4,841	2,817
Accretion of environmental liabilities	2,634	2,588
Depreciation and amortization	7,209	5,405
Interest expense, net	5,961	5,358
Provision for income taxes	32	1,212
Other income	(588)	—
Gain on sale of fixed assets	(31)	(244)
Non-recurring severance charges	—	16
Change in value of embedded derivative	—	(5,287)
EBITDA	20,058	11,865

Business Outlook & Financial Guidance

“We have built a solid foundation for profitable growth at Clean Harbors,” said McKim. “As North America’s leader in hazardous waste management, our offerings are increasingly in demand and we have developed a healthy pipeline of potential business.  Going forward, we will focus on securing more large facilities projects, which deliver considerable volumes to our network of disposal facilities.  In addition, we will seek to extend our momentum in Site Services, including pursuing selective acquisitions.”

“On the expense side, we remain committed to our goal of significant cost reduction.  We also will continue to invest in systems and technology that will increase our operational efficiency, such as the WIN software platform we are installing throughout our Canadian locations over the next six months,” concluded McKim.

For the second quarter of 2005, the Company expects to grow revenue by 5 to 6 percent year over year and generate EBITDA in the range of $21.5 million to $23.5 million.

Conference Call Information

Clean Harbors will conduct a conference call for investors to discuss the information contained in this news release today, April 28 at 9:00 a.m. (ET).  Investors who want to hear a webcast of the call should log onto www.cleanharbors.com and select “Investor Relations.”  In addition, if you are unable to listen to the live webcast, the call will be archived on the investor section of the website.

About Clean Harbors, Inc.

Clean Harbors, Inc. is North America’s leading provider of environmental and hazardous waste management services.  With an unmatched infrastructure of 48 waste management facilities, including nine landfills, five incineration locations and seven wastewater treatment centers, the Company provides essential services to over 45,000 customers, including more than 175 Fortune 500 companies, thousands of smaller private entities and numerous federal, state and local governmental agencies.  Headquartered in Braintree, Massachusetts, Clean Harbors has more than 100 locations strategically positioned throughout North America in 36 U.S. states, six Canadian provinces, Mexico and Puerto Rico.  For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties.  These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.  The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. Furthermore, all financial information in this press release is unaudited, and may change materially upon completion of the audit of the Company’s financial statements. A variety of factors beyond the control of the Company affect the Company’s performance, including, but not limited to:

•                  The effects of general economic conditions in the United States, Canada and other territories and countries where the Company does business;

•                  The effect of economic forces and competition in specific marketplaces where the Company competes;

•                  The possible impact of new regulations or laws pertaining to all activities of the Company’s operations;

•                  The outcome of litigation or threatened litigation or regulatory actions;

•                  The effect of commodity pricing on overall revenues and profitability;

•                  The possibility that the Sarbanes-Oxley 404 review process will reveal material weaknesses in the

Company’s financial controls.

•                  Possible fluctuations in quarterly or annual results or adverse impacts on the Company’s results caused by the adoption of new accounting standards or interpretations or regulatory rules and regulations;

•                  The effect of weather conditions or other aspects of the forces of nature on field or facility operations;

•                  The effects of industry trends in the environmental services and waste handling marketplace;

•                  The effects of conditions in the financial services industry on the availability of capital and financing;

•                  The Company’s ability to manage the significant environmental liabilities which it assumed in connection with the CSD acquisition; and

•                  The availability and costs of liability insurance and financial assurance required by governmental entities relating to our facilities.

Any of the above factors and numerous others not listed nor foreseen may adversely impact the Company’s financial performance.  Additional information on the potential factors that could affect the Company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K, in its entirety and specifically Factors That May Affect Future Results under Item 7, for the fiscal year ended December 31, 2004, which was filed with the SEC on March 31, 2005 and Form 10-Q for the quarter ended March 31, 2005, which the Company plans to file on May 10, 2005.

Contact:

Jason Fredette

Associate Vice President

Sharon Merrill Associates

(617) 542-5300

jfredette@investorrelations.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(in thousands except per share amounts)

	Three Months Ended March 31,
	2005	2004
Revenues	$164,966	$142,757
Cost of revenues	120,547	107,460
Selling, general and administrative expenses	24,361	23,204
Accretion of environmental liabilities	2,634	2,588
Depreciation and amortization	7,209	5,405
Income from operations	10,215	4,100
Other income	619	5,287
Interest (expense), net	(5,961)	(5,358)
Income before provision for income taxes	4,873	4,029
Provision for income taxes	32	1,212
Net income	4,841	2,817
Dividends and accretion on Series B and C Preferred Stocks and accretion on Series C Preferred Stock	70	855
Net income attributable to common shareholders	$4,771	$1,962
Earnings (loss) per share:
Basic earnings attributable to common shareholders	$0.33	$0.14
Diluted earnings (loss) attributable to common shareholders	$0.27	$(0.08)
Weighted average common shares outstanding	14,602	13,960
Weighted average common shares outstanding plus potentially dilutive common shares	18,072	16,392

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

ASSETS

(in thousands)

	(Unaudited) March 31, 2005	December 31, 2004
Current assets:
Cash and cash equivalents	$46,034	$31,081
Marketable securities	—	16,800
Accounts receivable, net	119,574	120,886
Unbilled accounts receivable	7,824	5,377
Deferred costs	4,361	4,923
Prepaid expenses	14,126	13,407
Supplies inventories	10,752	10,318
Deferred tax asset	187	188
Properties held for sale	8,554	8,849
Total current assets	211,412	211,829

Property, plant and equipment, net	179,291	180,526

Other assets:
Deferred financing costs	8,668	8,950
Goodwill	19,032	19,032
Permits and other intangibles, net	79,678	80,463
Deferred tax asset	486	488
Other	3,629	3,414
	111,493	112,347
Total assets	$502,196	$504,702

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

(dollars in thousands)

	(Unaudited) March 31, 2005	December 31, 2004
Current liabilities:
Uncashed checks	$5,592	$6,542
Current portion of capital lease obligations	1,622	1,522
Accounts payable	70,714	70,363
Accrued disposal costs	3,091	3,032
Deferred revenue	19,535	22,060
Other accrued expenses	39,987	41,054
Current portion of closure, post-closure and remedial liabilities	15,340	14,258
Income taxes payable	511	2,302
Total current liabilities	156,392	161,133
Other liabilities:
Closure and post-closure liabilities, less current portion	23,275	22,721
Remedial liabilities, less current portion	139,654	144,289
Long-term obligations, less current maturities	148,163	148,122
Capital lease obligations, less current portion	3,973	3,485
Other long-term liabilities	13,232	13,298
Accrued pension cost	597	616
Total other liabilities	328,894	332,531
Total stockholders’ equity, net	16,910	11,038
Total liabilities and stockholders’ equity	$502,196	$504,702